UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2008

Max Capital Group Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Max House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 6, 2008, the Registrant issued a news release announcing consummation of the acquisition of Imagine Group (UK) Limited, subsequently renamed Max UK Holdings Ltd. ("Max UK"). A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Max UK is the parent of a specialty insurance group operating within the Lloyd’s insurance market through three active syndicates (Syndicates 1400, 2525 and 2526) and a managing agency. The registrant had previously announced entry into a Share Purchase Agreement between itself and Imagine Insurance Company Limited, pursuant to which the Registrant agreed to acquire all of the issued and outstanding share capital of Max UK.

The Registrant paid consideration of approximately GBP 8.8 million to complete the acquisition and total consideration including post-completion adjustments is expected to be approximately GBP 14 million. The Registrant also replaced letters of credit totaling approximately GBP 90 million that were being provided by a former affiliate in order to fund Max UK’s syndicate commitments.

Safe Harbor for Forward-Looking Statements

Some of the statements in Exhibit 99.1 contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend that the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 apply to these forward-looking statements. Forward-looking statements are not statements of historical fact but rather reflect our current expectations, estimates and predictions about future results and events. These statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on management’s beliefs and assumptions, using information currently available to us. These forward-looking statements are subject to risks, uncertainties and assumptions. Factors that could cause such forward-looking statements not to be realized (which are described in more detail included or incorporated by reference herein and in other documents filed by us with the SEC) include, but are not limited to:

• claims development;

• general economic conditions and conditions specific to the reinsurance and insurance markets in which we operate;

• pricing competition;

• rating agency policies and practices;

• catastrophic events;

• the amount of underwriting capacity from time to time in the market;

• material fluctuations in interest rates;

• unexpected volatility associated with our investments;

• tax and regulatory changes and conditions; and

• loss of key executives.

Other factors, such as changes in U.S. and global equity and debt markets resulting from general economic conditions, market disruptions and significant interest rate fluctuations, foreign exchange rate fluctuations and changes in credit spreads, may adversely impact our investments or impede our access to, or increase the cost of, financing our operations and other factors described in our most recent Annual Report on Form 10-K filed with the SEC, as may be amended in subsequent Quarterly Reports on Form 10-Q. We caution that the foregoing list of important factors is not intended to be, and is not, exhaustive. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. If one or more risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements in Exhibit 99.1 reflect our current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

Additional Information and Where to Find It

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from the Registrant’s website (www.maxcapgroup.com) under the heading "Investor Information" and then under the item "SEC Filings."

Item 9.01 Financial Statements and Exhibits.

d. Exhibits.

99.1 News Release dated November 6, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Capital Group Ltd.

November 13, 2008	By:	Peter A. Minton

Name: Peter A. Minton
Title: Executive Vice President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

99.1	News Release dated November 6, 2008.